CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Interactive Investments comprising, respectively, the Technology Value Fund, Technology Leaders Fund and Medical Specialists Fund and to the use of our report dated January 23, 1998 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


                                                  /s/Tait, Weller and Baker
                                                     TAIT, WELLER AND BAKER




Philadelphia, Pennsylvania
February 12, 1998.